UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2023

Hepion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36856	46-2783806
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

399 Thornall Street, First Floor
Edison, NJ 08837

(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 902-4000

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	HEPA	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 30, 2023, Dr. Todd Hobbs, the Chief Medical Officer (“CMO”), of Hepion Pharmaceuticals, Inc. (the “Company”) provided notice to the Company of his resignation as CMO, effective September 29, 2023. Dr. Hobbs’ resignation is not associated with, or attributable to, any disagreement with the Company or the Company’s operations, policies, or practices.

On September 6, 2023, the Company appointed Stephen Harrison, M.D., the Company’s current Chairman of the Company’s Scientific Advisory Board, as Consultant Medical Director.

Dr. Harrison previously served as the Company’s Consultant Medical Director from October 2019 until February 2021. He is currently a Visiting Professor of Hepatology at the Radcliffe Department of Medicine, University of Oxford. He is internationally known for studies in NAFLD/NASH (particularly drug development) with over 300 peer reviewed publications and an H Index of 101. Dr. Harrison currently serves as the founder and chairman for both Pinnacle Clinical Research and Summit Clinical Research (an internationally recognized integrated research organization with over 100 sites worldwide) in San Antonio, Texas. He is the lead Principal Investigator for numerous NASH development programs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2023

HEPION PHARMACEUTICALS, INC.

By:	/s/ Robert Foster
Robert Foster
Chief Executive Officer